                                                                   EXHIBIT 10.14

                           SECOND AMENDMENT OF LEASE

     This Second Amendment of Lease is made as of this 11th day of July, 1997, by and between Three Enterprise Drive - Shelton LLC (hereinafter referred to as "Landlord"), and TranSwitch Corporation, of Shelton, Connecticut (hereinafter referred to as "Tenant").

     In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between Landlord and Tenant dated November 27, 1996, previously amended by a First Amendment of Lease dated June 25, 1997, for the lease of space in Landlord's building at Three Enterprise Drive, Shelton, Connecticut (the November 27, 1996 lease and all amendments thereto hereinafter referred to collectively as the "Lease"), in the following manner:

     The First Amendment of Lease is hereby canceled and restated, as amended by this Second Amendment of Lease, such that as of the Second Amendment of Lease, the Lease shall be read and interpreted by reference to only the original November 27, 1997 lease and the First Amendment of Lease.

     A. Paragraph 1.01 of the Lease is deleted and is replaced with the following:

           "1.01 The Leased Premises consists of 39,267 square feet of Tenant's Net Rentable Area."

     B. Paragraph 1.05 of the Lease is deleted and is replaced with the following:

           "1.05 The Basic Minimum Annual Rent for the Initial Term is $392,670 per annum, payable in equal monthly installments of $32,722.50 per month."

     C. Reference to Exhibit A in the Lease means the Exhibit A attached to the November 27, 1996 lease. Exhibit A, Sheet 2, is hereby deleted along with the First Amendment of Lease. "Exhibit A, Sheet 3", a separate exhibit from Exhibit A, is added to the Lease and incorporated into it as a new exhibit, and is attached to the Third Amendment of Lease. Exhibit A, Sheet 3 shows the 2,514 sq. ft. of space added to first floor of the Leased Premises by means of this Second Amendment of Lease.

     In the event of any conflict between this Second Amendment of Amendment of Lease and the November 27, 1996 lease, this First Amendment of Lease shall control, the Lease being hereby ratified and to remain in full force and effect in all other respects.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                         TranSwitch Corporation

                                         By: /s/ Michael C. McCoy
                                             --------------------------
                                                 Michael C. McCoy

                                                 its duly authorized
                                                 Director of Administration

                                         Three Enterprise Drive - Shelton LCC

                                         By: /s/ Robert D. Scinto
                                             --------------------------
                                                 Robert D. Scinto, a member

State of Connecticut

                                       ss City of Shelton

County of Fairfield

     Personally appeared Michael C. McCoy, singer and sealer of the foregoing instrument, who acknowledged himself to be the Director of Administration of TranSwitch Corporation and the execution to be his free act and deed and the duly authorized free act and deed of TranSwitch Corporation, before me, this 8th
                                                                             ---
day of July, 1997.

                                       /s/ Eleanor M. Choate
                                       -----------------------------------
                                       Notary Public
                                        ELEANOR M. CHOATE
                                          NOTARY PUBLIC
                                       MY COMMISSION EXPIRES JULY 31, 1998

State of Connecticut

                                       ss City of Shelton

County of Fairfield

     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged himself to be a member of Three Enterprise Drive - Shelton LLC and the execution to be his free act and deed and the duly authorized free act and deed of Three Enterprise - Shelton LLC, before me, this ____ day of July, 1997.




                                       -----------------------------------
                                       Commissioner of the Superior Court/
                                       Notary Public

EXHIBIT A, SHEET 3
LEASE BETWEEN
THREE ENTERPRISE DRIVE - SHELTON LLC
TRANSWITCH CORPORATION
THREE ENTERPRISE DRIVE
SHELTON, CT

                                LEASE AGREEMENT

     This Lease Agreement is made as of this 27th day of November, 1996, by and
                                             ----        --------
between Three Enterprise Drive - Shelton LLC, a Connecticut limited liability company (hereinafter called "Landlord") and TranSwitch Corporation, a Delaware corporation (hereinafter called "Tenant").

                                  WITNESSETH:

                                   ARTICLE I

                                 Data Section

     Wherever this Lease refers to any item specified in this Data Section, such reference shall be deemed to incorporate the information set forth in the Data Section. Some terms mentioned in the Data Section are further defined by other provisions in the Lease. Whenever a term is more specifically defined, the more specific definition shall control.

     1.01 The Leased Premises consists of 36,753 square feet of Tenant's Net Rentable Area.

     1.02 The Leased Premises is located on the first and second floors in a building to be constructed by Landlord and to be known as Three Enterprise Drive, Shelton, Connecticut. The Leased Premises is further defined by the floor area outline attached as Exhibit A.

     1.03 The Initial Term of the Lease is from the Commencement Date to the end of the month 120 full calendar months from and after the Commencement Date.

     1.04 The Commencement Date is upon substantial completion of the Leased Premises and the further conditions set forth in paragraph 19.04, estimated to be October 1, 1997.

     1.05 The Basic Minimum Annual Rent for the Initial Term is $367,530 per annum, payable in equal monthly installments of $30,627.50 per month.

     1.06 The Security Deposit is $0.

     1.07 Tenant shall use the Leased Premises for the sole purpose of general administrative business offices, engineering laboratories and associated light manufacturing.

     1.08 The Notice Address for each of the parties is:

     Landlord                                     Tenant

     Three Enterprise Drive - Shelton LLC         TranSwitch Corporation
     c/o R. D. Scinto, Inc.                       Three Enterprise Drive
     One Corporate Drive                          Shelton, Connecticut 06484
     Shelton, Connecticut 06484
                                                  but until occupancy

                                                  TranSwitch Corporation
                                                  8 Progress Drive
                                                  Shelton, Connecticut 06484

                                  ARTICLE II

                                  Definitions

     The following words and phrases shall have the following meanings.

     2.01 "Leased Premises" means the usable area leased to Tenant in Landlord's building. The outer vertical boundary of the Leased Premises is outlined on the floor plan attached hereto as Exhibit A. The upper boundary of the Leased Premises shall be the lower surface of the suspended or finished ceiling. The lower boundary of the Leased Premises shall be the surface of the unfinished floor. The vertical boundary of the Leased Premises shall be the unfinished surface exposed to the Leased Premises of all walls bounding the exterior of the building, other rentable area, building common area, and other area not for use by Tenant (HVAC duct chases and structural column enclosures for example).

     2.02 "Building" means the building in which the Leased Premises is located.

     2.03 "Project" means the Building and the real property appurtenant to the Building, including the parking areas for the Building. The current real property boundary is described in Exhibit B, attached hereto. The "Project" will not include any building other than the Building and any ancillary building which may serve the Building (a guard station serving the Building, as an example of a possible ancillary building). In the event that Landlord desires to construct on the real estate comprising the Project any building not permitted within the definition of the word "Project", the real estate constituting the Project shall be reduced by elimination of such other building and the land appurtenant to it.

     2.04 "Tenant's Net Rentable Area" means the approximate area of the Leased Premises plus a share of the core area of the building in which the Leased Premises is located.

     2.05 "Tenant's Pro Rata Share" means the percentage obtained by dividing Tenant's Net Rentable area by the total Net Rentable Area in the building in which the Leased Premises is located. Although a specific Pro Rata Share may be set forth in the Data Section, the Pro Rata Share shall be subject to adjustment upon increase or decrease of the total Net Rentable Area in the building.

     2.06 "General Common Area" means all areas and facilities in the building in which the Leased Premises is located and all exterior areas of the Project which are available for the use of all tenants. The General Common Area includes corridors, janitor closets, rest rooms and parking facilities. General Common Area does not include restricted areas such as boiler rooms, machine rooms for elevator equipment and utility rooms of the Landlord.

     2.07 "Term of this Lease" means the Initial Term, and if the Lease grants any option to extend the Term of this Lease, Term of this Lease shall include any validly exercised option to extend.

     2.08 "Basic Operating Cost" shall mean all Operating Expenses of the Project, which shall be computed on the accrual basis and shall consist of all reasonable and necessary costs and expenses incurred by Landlord to maintain all facilities in the operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project. All Operating Expenses shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied (with accruals appropriate to Landlord's business). The term "Operating Expenses" shall include the amortized cost of capital items, provided, however, that the useful life of any item shall in no event exceed fifteen years. The term "operating expenses" as used herein shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project. Operating Expenses shall be limited so as not to include: specific costs which are otherwise allocated to tenant areas under other provisions of this Lease; expenses and costs which are billed to and paid by specific tenants; and expenses associated with any financing indebtedness of Landlord, whether or not secured by the Project. Operating expenses, include, but are not limited to, the following: (a) the cost of all supplies, materials and equipment used in the operation and maintenance of the Project; (b) the cost of utilities, including water and power, heating, lighting, air conditioning and ventilating the entire Project; (c) management fees at rates in accordance with the prevailing rates charged for comparable properties in the area of the Project; (d) the cost of all maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance; (e) accounting costs, including the costs of audits by certified public accountants; (f) the cost of all insurance, including but not limited to fire, casualty, liability, rental abatement on account of casualty damage, workers compensation and any other type of insurance reasonably obtained, all as limited to those coverages applicable to the Project and the employee's and Landlord's personal property used in connection therewith; (g) the cost of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant); (h) gardening, landscaping, planting, replanting and replacing of flowers and shrubbery; (i) any and all General Common Area maintenance costs relating to public areas of the Projet, including sidewalks, parking areas, landscaping and service areas, including repaving, restriping, plowing and sanding of the walks and parking areas, and including rubbish removal from the Project; (j) compensation to personnel to implement all of the services set forth in this paragraph, including wages, workers compensation insurance premiums and other items paid for the employment of said personnel; (k) all taxes, service payments in lieu of taxes, excises, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operation or the rent provided for in this Lease Agreement (it is agreed that Tenant will be responsible for ad valorem taxes on Tenant's personal property, if any, and on the value of leasehold improvements to the extent that some exceed standard building allowances provided by Landlord under this Lease); and (l) any other item reasonably expended for the maintenance, operation, repair and insurance of the Project. Notwithstanding anything in this Lease to the contrary, Operating Expenses shall in no event include: [i] income tax of Landlord; or [ii] capital items, except to the extent that (a) such items are incurred in the reasonable anticipation of producing a net savings in Operating Expenses or (b) such items are replacements.

        2.09  "Repair" shall mean replacement wherever reasonably necessary.

        2.10 "Consent" or "Approval" of Landlord shall mean approval or consent in writing.

        2.11 "Notice" from either party to the other shall mean written notice, served by either party upon the other by certified mail, return receipt requested or by a nationally recognized, receipted overnight courier service at the address herein set forth or at such other address as either party may from time to time designate.

                                  ARTICLE III

                                Grant and Term

        3.01 In consideration of the rent and covenants herein reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant and Tenant rents from

Landlord the Leased Premises and the improvements now or hereafter therin. Together with the Leased Premises, Landlord grants to Tenant and Tenant's employees and invitees the right to use the General Common Area, subject to the rules and regulations reasonably established by Landlord.

     3.02 The Initial Term shall be the period of time set forth in the Data Section. The Term of this Lease shall commence on the Commencement Date.

                                  ARTICLE IV

                                     Rent

     4.01 Tenant agrees to pay Landlord during the Term of this Lease the Basic Minimum Annual Rent.

     4.02 Tenant agrees to pay Landlord during the Term of this Lease Additional Rent, consisting of: [i] Tenant's Pro Rata Share of the Basic Operating Cost; [ii] all utility charges which are not included as items of Basic Operating Cost but are the cost responsibility of Tenant under other provisions of this Lease (which have not been paid by Tenant directly to the utility providing the service under other provisions of this Lease); [iii] and any other item specifically set forth elsewhere in this Lease as an item of Additional Rent or as an item which is in any other manner the cost responsibility of Tenant. Landlord shall give Tenant within a reasonable time after the commencement of Landlord's fiscal operating year for the Project a statement of Tenant's Pro Rata Share of estimated Basic Operating Cost for the ensuing year. Tenant agrees to pay Tenant's Pro Rata Share of the Basic Operating Cost for each fiscal year in monthly installments in accordance with Landlord's statement. Landlord shall, within a reasonable period of time after the end of each fiscal year for which Basic Operating Cost has been charged in accordance with the estimated charges, give to Tenant a statement of the actual Basic Operating Cost incurred for the previous year. Adjustment shall be made for any overpayment or underpayment of the actual charges resulting from any variance between the actual Basic Operating Cost for the previous year and the estimated Basic Operating Cost paid by Tenant, which adjustment may be made by increasing or decreasing the Additional Rent charges for the next year, or a refund or lump sum billing, provided, however, that Landlord shall not be required to make such adjustment more than once per year. If during any fiscal operating year, Landlord shall not have delivered to Tenant the statement mentioned for such year, Tenant shall continue to pay Landlord the sums payable for the immediately preceding year, until the statement for the current year shall have been delivered, at which time the monthly payments by Tenant shall be adjusted retroactively. If during all or part of any fiscal year any particular item or items of service or work (which would constitute an element of Additional Rent hereunder) are not furnished to any portion of the Project due to the fact that such portion is not completed, occupied or leased, then for the purposes of computing Additional Rent payable hereunder, the amount of such expenses for such items shall be increased by an amount equal to the expenses which would have reasonably been incurred during such period if Landlord had at his own expense furnished such items of service or work to such portion of the Project, provided that in no event shall Landlord charge for any item or work or service not actually provided to the Project and in no event shall this sentence operate to allow Landlord to recoup more than 100% of the expenses actually incurred by Landlord. Utility charges set forth as a portion of Additional Rent, above, may be included with the statement of estimated Basic Operating Cost and billed and adjusted in the same manner as Tenant's Pro Rata Share of the Basic Operating Cost. If any part of the first or last years of the Term of this Lease shall include part of a tax or operating expense year, Tenant's liability under this paragraph shall be apportioned so that Tenant shall pay only for such parts of such tax year and operating expense years that shall be included in the Term of this Lease. Landlord may elect to bill the full amount of any item of Additional Rent which is not an item of Basic Operating Cost as such item of expense is incurred by Landlord (repair of damage caused by Tenant, for example). All items of

Additional Rent which are capital items not specifically the immediate cost responsibility of Tenant pursuant to other terms of the Lease shall be amortized in accordance with generally accepted accounting principles, provided that no item shall have a useful life of more than fifteen years.

       4.03 Limitation On Operating Expenses Chargeable To Tenant.
            -----------------------------------------------------
Notwithstanding anything in this Lease to the contrary, in no event will items [i] and [ii] of Additional Rent specified in the first sentence of paragraph
4.02 exceed $5.25 per square foot of Tenant's Net Rentable Area for the "Base Year", on an annualized basis. Notwithstanding anything in this Lease to the contrary, in no event will the "Capped Portion of Additional Rent" for any calendar year subsequent to the Base Year exceed the "Adjusted Base Year Limit" increased by the percentage increase in the "CPI" from October 1996 to the October preceding the calendar year for which the limit is being determined.
The "Base Year" is the calendar year in which the Commencement Date occurs. The "Capped Portion of Adjusted Rent" is items [i] and [ii] of Additional Rent specified in the first sentence of paragraph 4.02, but exclusive of any tax, utility and insurance premium components. The "Adjusted Base Year Limit" is $5.25 per square foot of Tenant's Net Rentable Area less the tax, utility and insurance portions of items [i] and [ii] of Additional Rent specified in the first sentence of paragraph 4.02 incurred for the Base Year. "On an annualized basis" means that partial years shall be pro-rated. For example, if the Commencement Date occurs October 1, 1997, then the $5.25 per square foot limit for which Tenant would be responsible during the Base Year would be $5.25 multiplied by the three twelfths of the calendar year remaining after the commencement date. Accordingly, under the foregoing example, items [i] and [ii] of Additional Rent specified in the first sentence of paragraph 4.02 would in no event exceed $5.25 per square foot x 3/12 = $1.3125 per square foot for the period from October 1, 1997 through December 31, 1997. The "CPI" is the United States Department of Labor Bureau of Labor Statistics Consumer Price Index--All Urban Consumers-All Cities (1982-4 = 100), or if such index is no longer published, a substitute index selected by Landlord as reflecting similar changes in purchasing power. Notwithstanding the foregoing, the CPI limit shall not apply to any element of Operating Expenses which consists of a service provided to the Project and allowed to be charged pursuant to paragraph 2.07 which has not been charged for the Base Year, but the amount chargeable to Operating Expenses for any calendar year after the calendar year in which the additional service has been provided for a full calendar year shall be limited to the reasonable cost of such service for the beginning full calendar year in which such service is provided increased by the percentage increase in the CPI between the October preceding such beginning calendar year and the October preceding the calendar year for which the CPI limit is being determined. For example, if a 24 hour security guard service had not been provided to the Project at the outset of the Term of the Lease but Landlord had at a later date deemed it reasonably appropriate to provide such a guard service to the Project, the increase in Operating Expenses due to the addition of such 24 hour security guard shall not be affected or limited by the preceding CPI limit on the Capped Portion of Operating Expenses for the beginning calendar year in which the 24 hour security guard service has been provided for a full calendar year.

       4.04 The Basic Minimum Annual Rent and the monthly installment portion of the Additional Rent shall be due in installments, commencing with the Commencement Date and continuing on the first day of each month thereafter, in advance. If the Commencement Date is not the first day of a calendar month, the installment due on the Commencement Date shall be pro rated for the fractional period remaining in the month of the Commencement Date. It is the intention of the Landlord and Tenant that the rents herein shall be net to the Landlord in each year during the Term of this Lease, payable without any reduction, abatement, counterclaim or setoff. All past due installments of rent shall bear interest at the lesser of two percentage points over the prime rate of interest as announced by People's Bank, of Bridgeport, Connecticut, or its successor, or the maximum rate permitted by applicable law, from date due until payment is received. Any liability for unpaid Basic Minimum Annual Rent and Additional Rent shall survive the termination of the Lease.

                                   ARTICLE V

                               Conduct of Tenant

     5.01 Tenant agrees that Tenant and Tenant's permitted assignees or sub-lessees shall use the Leased Premises for any of the sole and exclusive purposes set forth in the Data Section. The use of the Leased Premises shall also be in accordance with the ordinances and regulations of the municipality in which the Leased Premises is located. Without limitation of the foregoing, Tenant agrees that the Leased Premises will not be used for any purpose other than that provided above. Tenant agrees to comply with all rules and regulations, of which Tenant is given notice, reasonably established by Landlord for the governing of conduct of tenants in general in the Project.
The current rules and regulations for tenants in the Project are set forth in Exhibit C.

     5.02 Tenant agrees that Tenant will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended and/or all risk coverage insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Project, resulting from the type of equipment, merchandise or services used by Tenant in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises and the Project.

     5.03 Tenant shall not commit or suffer to be committed any waste to the Leased Premises or Project or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Project.

     5.04 Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force and not being reasonably disputed by Tenant, pertaining to the Tenant's use of the Leased Premises or any act therein by Tenant. Tenant shall faithfully observe in the use of the Leased Premises all federal, state, county and municipal laws, ordinances and regulations now in force or which may hereafter be in force not being reasonably disputed by Tenant, excepting any structural changes required by such authorities which are not caused by the act or neglect of the Tenant or by Tenant's specific use of the Leased Premises. Specific reference is made to Tenant's duty to comply with all state, federal and local laws concerning environmental protection and Tenant's conduct at the Project. Tenant agrees to indemnify Landlord against any cost and expense which Landlord may suffer by reason of Tenant's failure to comply with the laws governing its conduct at the Project, including all laws concerning environmental protection. Tenant shall undertake no acts which would result in the leased Premises being defined as an "Establishment" under the environmental laws of the State of Connecticut.

     5.05 Tenant will not place or maintain, or cause to be placed or maintained, on any portion of the Project exterior to the Leased Premises or any portion of the Project (including the Leased Premises) visible from the exterior of the Leased Premises, any sign or advertising matter without Landlord's written consent. Tenant shall not place any object on any portion of the Project exterior to the Leased Premises without Landlord's written consent. Tenant shall not install or maintain any window treatment without the prior written consent of Landlord. Landlord shall not unreasonably delay or withhold consent to a sign outside the entrance door to the Leased Premises and a listing on the building directory sign.

     5.06 Tenant agrees to keep the Leased Premises in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter and to make all interior repairs other than to Landlord's mechanical systems. Tenant shall maintain all equipment installed by Tenant at Tenant's own cost and expense. Tenant shall not make any building alteration or addition to the Leased Premises without Landlord's consent, which shall not be unreasonably withheld. Ordinary office trash in volumes consistent with normal office usage may be placed in the dumpster maintained at the Project by Landlord, the cost of which dumpster may be charged by Landlord as a part of Operating Expenses. Tenant shall be responsible for the proper disposal of trash in excess of normal office usage volumes and for the disposal of any trash other than ordinary office trash. For example, any waste that may not be disposed of in an ordinary landfill without any special handling (such as biomedical waste from a medical office) shall be handled and disposed of by Tenant, at Tenant's sole cost and expense, in full compliance with all laws relating to the handling and disposal of such waste.

     5.07 If Tenant refused or neglects to perform any item of maintenance or repair which is Tenant's responsibility within a reasonable time, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs upon presentation of an invoice therefor, as Additional Rent, which shall include interest from the date of such repairs at the same rate as that due for overdue rental payments. In the case of a repair which is not an emergency repair, Landlord shall not exercise Landlord's right to make the repair unless Tenant has not commenced the repair within ten days after written demand from Landlord and proceeds to complete same with diligence.

     5.08 Tenant shall promptly pay all contractors and materialmen hired by Tenant to furnish any labor or materials which may give rise to the filing of a mechanic's lien against the Project attributable to contracts entered into by the Tenant. Should any such lien be made or filed, Tenant shall cause same to be discharged as a lien against the Project within the sooner of [i] 60 days after Tenant receives notice of such lien or [ii] 60 days after request by Landlord to remove such lien. If bond is filed and such lien is discharged, Tenant shall not be obligated to discharge the lien by payment. Notwithstanding any notice and grace period before default elsewhere set forth in this Lease, if Tenant shall fail to discharge such lien within the time period set forth in this paragraph above, and shall further fail to discharge such lien within ten more business days after notice of failure to discharge the lien is given from Landlord, then Tenant shall be in material default of the Lease, without any further notice or grace period.

                                  ARTICLE VI

                Landlord's Conduct and Services at the Project

     6.01 Landlord agrees to keep the parking areas in the Project reasonably free of snow, ice and debris and to keep same reasonably lighted during normal business hours of the tenants in the Project. Landlord agrees to keep the General Common Area (including any common restrooms) in reasonably good repair and order. Landlord shall perform all structural repairs to the building or buildings in the Project, all General Common Area in the Project, and all mechanical equipment installed by Landlord for heating, ventilation and air conditioning, plumbing and other mechanical systems of the Leased Premises. Tenant shall pay: [i] Tenant's Pro Rata Share for maintenance and repair of the portion of said mechanical systems which are building standard; and [ii] the full cost of said maintenance and repair for the portion of said mechanical systems servicing the Leased Premises in excess of building standard. Although Landlord is responsible for the performance of certain work under this paragraph the cost of such work may be Tenant's responsibility under this and other provisions of the Lease, in full or as a Pro Rata Share.

     6.02 Landlord shall furnish keys to Tenant so that Tenant may have access to the Leased Premises before and after normal business hours. No locks other than those furnished by Landlord shall be installed on the doors providing access to the Leased Premises without Landlord's written consent. Tenant shall furnish to Landlord keys to any such locks allowing access to Tenant's Leased Premises.

     6.03 Landlord shall have the right to make alterations and/or additions to the Project and the buildings and land of the Project, subject to the limitations set forth in paragraph 2.03. The exercise by Landlord of any right under this paragraph shall be limited so that there shall be no unreasonable interference with Tenant's use of the Leased Premises and the General Common Area.

     6.04 Landlord shall have the right to establish rules and regulations for the use of the parking areas by Tenant and other tenants in the project, but Landlord shall not have any duty to police the traffic in the parking areas. Tenant shall have the use of the parking areas, existing from time to time in the Project, for the benefit of Tenant's employees, visitors and customers, in common with other tenants in the Project, which use is to be in accordance with Tenant's Pro Rata Share of the parking areas available for all tenants in the Project, which, in the case of Tenant, shall be four parking spaces per thousand square feet of Tenant's Net Rentable Area.

                                  ARTICLE VII

                  Insurance, Indemnity and Subrogation Waiver

     7.01 Tenant shall during the entire Term of this Lease keep in full force and effect a policy of public liability and property damages insurance. Tenant's insurance policy shall insure against Tenant's liability for all acts and omissions with respect to conduct in the Leased Premises and the Project of Tenant and Tenant's agents, servants, employees, licensees and invitees. The policy limits of Tenant's Insurance shall be at least $1,000,000 per occurrence, or such other limits as to public liability and property damage as Landlord may reasonably require. Tenant's policy shall name Landlord as an additional insured and shall contain a clause providing that the Insurer will not cancel or change the insurance without first giving the Landlord fifteen days prior written notice. Tenant's insurance policy shall be with an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the Commencement Date, which approval shall not be unreasonably withheld or delayed and the decision based solely upon a reasonably satisfactory rating from a service such as A.M. Best.

     7.02 Tenant shall during the entire Term of this Lease keep in full force and effect a hazard and all risk insurance policy, including fire, extended and all risk type coverage, in an amount adequate to cover the cost of repair and replacement of all alterations, decorations, or improvements made by Tenant in the Leased Premises. Tenant's policy shall name Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord fifteen days prior written notice. Tenant's insurance policy shall be with an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the Commencement Date, which approval shall not be unreasonably withheld or delayed and the decision based solely upon a reasonably satisfactory rating from a service such as A.M. Best.

     7.03 Landlord agrees to maintain or cause to be maintained hazard and all risk insurance, with fire, extended and all risk type coverage, upon all of the buildings, structures or improvements (excluding tenant improvements required to be insured by Tenant under other terms of this Lease) in the Project, in an amount adequate to cover the cost of replacing the foregoing in the event of fire or other destruction, less a commercially reasonable deductible. In the event of fire or other destruction to such property, Landlord agrees, subject to the rights of any mortgagee to insurance proceeds, to immediately collect or cause to be collected the insurance proceeds and to apply the same to the reconstruction and repair of the damaged property. Tenant shall pay Tenant's Pro Rata Share of the premiums for the insurance specified herein as an item of Basic Operating Cost Additional Rent.

     7.04 To the extent commercially reasonably obtainable, each policy of public liability insurance, hazard insurance or other insurance insuring risks arising out of any occurrence at the Project, carried by Tenant or Landlord, shall provide that the insurer waives any rights of subrogation against the Landlord (in the case of Tenant's policies) and against the Tenant (in the case of Landlord's policies) in connection with or arising out of any claim or benefit provided under such insurance policy. Except to the extent not permitted in any insurance policy obtained by Tenant in accordance with the provisions of this Article, in no event shall Tenant or any person or corporation claiming an interest in the Leased Premises by, through or under Tenant and over whom Tenant shall have control, claim, maintain or prosecute any action or suit at law or in equity against the Landlord for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Project for which Tenant is or may be insured under a standard hazard and all risk insurance policy, including fire, extended and/or all risk type coverage, whether or not the property (tangible or intangible) is insured or required to be insured under this Lease, and whether or not caused by the negligence of the Landlord, or the agents, or servants, or employees of the Landlord. Except to the extent not permitted in any insurance policy obtained by Landlord in accordance with the provisions of this Article, in no event shall Landlord or any person or corporation claiming an interest in the Project by, through or under Landlord and over whom Landlord shall have control, claim, maintain or prosecute any action or suit at law or in equity against the Tenant for any property damage to the Project caused by or resulting from fire or other risk or casualty in the Project for which Landlord is required to be insured under the provisions of the Lease, whether or not caused by the negligence of the Tenant or the agents, servants and/or employees of the Tenant.

     7.05 In the case of third party claims arising out of an act or omission of Tenant or an agent, servant or employee of Tenant (a "Tenant Fault Claim") and not out of an act or omission of Landlord or an agent, servant or employee of Landlord (a "Landlord Fault Claim"), Tenant shall be responsible for the Tort Indemnity of Landlord. In the event of a Landlord Fault Claim, Landlord shall be responsible for the Tort Indemnity of Tenant. In the event of claims which are both Tenant Fault Claims and Landlord Fault Claims, as between Landlord and
Tenant: each party shall be responsible for the claim in the proportion such party's fault in fact bears to the total fault of Landlord and Tenant; and such party shall indemnify the other against the portion of the claim for which such party is responsible. Tort Indemnity shall mean that the party responsible for the indemnification shall provide the legal defense of the claim (counsel being subject to the approval of the indemnified party, approval not to be unreasonably withheld) and the indemnifying party shall be responsible to pay the amount of the claim (subject to the right to defend it) up to the limits of the indemnification set forth in this paragraph, above, except that in the case of claims which are both Tenant Fault Claims and Landlord Fault Claims, each party shall be responsible for its own costs of legal defense. Tort Indemnity shall not be owed to the extent that the party owing the indemnification has been prejudiced by any failure of the party seeking the indemnification to give notice to the other party within a reasonable time after said party becomes aware of a claim in which the other party may owe an indemnity obligation under this paragraph.

                                 ARTICLE VIII

                                   Utilities

     8.01 From and after the Commencement Date, Tenant shall pay all charges for utilities used, consumed in or allocable to the Leased Premises, including, but not limited to, fuel, electricity, water and gas. Said utilities may be either directly metered to Tenant or shared with other tenants. If any utility consumption in the Leased Premises is not separately metered, Landlord may allocate the shared utility consumption to the Leased Premises in any reasonable manner. In the case of building systems such as HVAC, utility consumption of such systems may be allocated in accordance with Tenant's Pro Rata Share. The charges for all utilities not paid directly to the utility providing the service shall be paid to Landlord as an element of Additional Rent; and Tenant shall, at Landlord's option, either pay the separately metered utilities directly to the utility providing the service, or pay for said separately metered utilities as an item of Additional Rent. Notwithstanding the foregoing, Landlord shall provide a separate electric meter for the electricity to be consumed in the Leased Premises, and Tenant shall maintain Tenant's own metered account with the utility company providing service to the Project for such electric meter.


                                  ARTICLE IX

                 Estoppel Statement, Attornment, Subordination

     9.01 Upon request of Landlord or any mortgagee of Landlord, Tenant shall execute an estoppel certificate, certifying the status of any facts with respect to the Lease. Estoppel certification may include; whether the Lease is in full force and effect; the rentals due under the Lease and the degree to which same have been paid; that there are no defenses or claims against Landlord for any alleged violation of the Lease by Landlord, or a statement of such defenses or claims; acknowledgement of the interpretation or meaning of any term of the Lease, provided such acknowledgement shall not change any term or provision hereof; and such other matters reasonably requested to be certified in the estoppel certificate.

     9.02 The Tenant agrees that the Lease and all rights of the Tenant herein shall, at the election of Landlord or mortgagee, be subordinate to the lien of any mortgage or mortgages now or which may hereafter be placed on the Project or any part of the Project during the term of this Lease. In the event any proceeding is brought for the foreclosure of the Leased Premises, Tenant agrees to attorn to the mortgagee in the event of strict foreclosure, or to the purchaser in the event of foreclosure by sale or deed in lieu of foreclosure, and recognize such mortgagee or purchaser (as the case may be) as the Landlord under this Lease. Tenant further agrees to execute any further instrument or instruments which the Landlord or its successors in title may at any time require to evidence the subordination of this Lease to the lien of any such mortgage or mortgages and Tenant's agreement to attorn, provided, however, that the Landlord, if Tenant so requests, obtains a standard non-disturbance agreement from the mortgagee for the benefit of the Tenant. Notwithstanding the foregoing, if there shall be a first mortgage placed on all or a portion of the Project, this Lease shall not be subordinated to any other encumbrance subsequent in right to the first mortgage unless the first mortgagee shall consent to such subordination, in writing; Notwithstanding the foregoing, Tenant's right under this Lease shall not be subordinated to any mortgage, and Tenant shall not be required to execute any subordination agreement, unless the mortgagee provides Tenant with standard non disturbance rights, in form reasonably acceptable to Tenant. Upon execution of this Lease, Landlord shall use best efforts to obtain a non disturbance agreement from the existing mortagee of the Project (People's Bank).

     9.03 Tenant agrees to execute and deliver to Landlord or the party designated by Landlord, within ten days after presentation of the proposed form, any estoppel certificate and/or subordination, attornment and/or non disturbance agreement requested to be executed by Tenant pursuant to the terms of this Lease. Tenant further agrees to include in any such documents, if requested by Landlord: an agreement not to pay Landlord rent for more than one month in advance; an agreement to give any mortgagee a notice of any alleged default by Landlord and a reasonable time for such mortgagee to have such default cured before Tenant will exercise any right to terminate this Lease; and an agreement that Tenant will not look to such mortgagee for the return of any security deposit or other monies not actually received by such mortgagee. If Tenant shall not have delivered the executed documents, required to be executed and delivered under this Article, within the ten day period set forth above, Landlord may give Tenant written notice of Tenant's failure to deliver such documents, and if Tenant shall then fail to deliver said executed documents within three business days after delivery of such written notice, notwithstanding any provision for notice and grace period for default elsewhere contained in this Lease, Tenant shall be in material default of the Lease, and Landlord shall have all rights provided for in the event of such default, including termination.


                                   ARTICLE X

                        Destruction of Leased Premises

     10.01 Landlord agrees, subject to and excepting the other provisions of this Article, that if the Leased Premises shall be damaged by fire or other casualty during the term of this lease, Landlord shall, at Landlord's own expense, use best efforts to cause the damage to be promptly repaired within a reasonable time after such damage has occurred, which period shall not exceed six months. If by reason of such occurrence, any portion of the Leased Premises is thereby rendered untenantable and Tenant ceases use of said portion, the rent and other charges payable by Tenant hereunder shall be abated in proportion to the area of the Leased Premises which is rendered untenantable and which is not used by Tenant, said abatement to continue until the sooner of the time when the Leased Premises is repaired or until Tenant uses the damaged portion of the Leased Premises. Landlord's obligation to restore under this Article shall be limited to the extent of Landlord's deductible on Landlord's property insurance policy and the insurance proceeds made available by any mortgagee having control over the disposition of such proceeds. Notwithstanding the foregoing, if there is such a casualty damage materially adversely affecting Tenant's use and enjoyment of the Leased Premises, and if Tenant does not vacate the Leased Premises but continues to use the same, the rent shall be equitably adjusted based upon the fair rental value of the Leased Premises in its impaired condition, during the period of materially adverse impairment.

     10.02 In the event that fifty percent or more of the Leased Premises shall be damaged or destroyed by fire or other cause during the Term of this Lease and same shall not be repairable by Landlord within six months, Landlord or Tenant shall have the right, to be exercised by written notice to the other party, within sixty days from and after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice, the term of this Lease shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord on such date of expiration.


                                  ARTICLE XI

                   Eminent Domain and Cessation of Business

     11.01 In the event any portion of the Leased Premises or any portion of the Project which renders the Leased Premises unusable is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease shall terminate as of the date of vesting of title in the condemning authority and all rent, including additional rent, payable under this lease shall be paid to that date.

     11.02 In the event of any taking provided for in this Article, all proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant waives any right to make any claim to said award, judgment or settlement received by Landlord. Tenant may pursue its own claim against the condemning authority permitted by statute to be paid to Tenant without diminishing or reducing the award, judgment or settlement payable to Landlord.


                                  ARTICLE XII

                           Assignment and Subletting

     12.02 Tenant will not assign this Lease in whole or in part nor sublet all or any part of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord hereby expressly consents to any assignment or subletting to an entity controlled by Tenant, which controls Tenant, or is under the control of the same entity as controls Tenant. For the purposes of the preceding sentence, "control" means legal voting control. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If the Leased Premises shall be occupied by anybody other than Tenant, Landlord may collect rent from the assignee, under-tenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, but Tenant and such assignee, under-tenant or occupant shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of Tenant under this Lease. Any attempted assignment by Tenant without the prior written consent of Landlord shall be void. No assignment or subletting shall provide for a rental payment, or other payment for use and occupancy or utilization, based in whole or in part on the net income or profits derived by any person or entity from the property assigned, subleased, occupied or utilized (other than an amount based upon a fixed percentage of sales), and any such purported assignment or subletting based upon such payment shall be void and any amount payable thereunder or any rental amount therefor passed to any person or entity shall not have deducted therefrom any expenses or costs related in any way to the leasing of such space.

     12.02 In the event Tenant desires to sublet or assign this Lease in whole or in part and the resulting agreement provides the Tenant with any gross profit in excess of the rents payable hereunder, Landlord shall have the option of terminating the Lease and the Tenant shall be relieved of any further liability from the date it vacates the premises. Said option shall be exercised by written notice from Landlord to Tenant within thirty (30) days from date Tenant notifies Landlord of the terms of the assignment or subleases.

                                 ARTICLE XIII

                             Default of the Tenant

     13.01 In the event of any failure of Tenant to pay any Basic Minimum Annual Rent, Additional Rent or any other monies payable to Landlord under this Lease within fifteen (15) days after written notice of failure to pay said sums, Tenant shall be in material default of the Lease. Tenant shall also be in material default of this Lease upon the happening of any of the following: (i) the failure to deliver any estoppel or subordination, non disturbance and/or attornment agreement within the time limits set forth for default in the Article of this Lease requiring execution and delivery of such documents; (ii) the failure to have any mechanic's lien discharged within the time period set forth for default in the Article requiring removal of mechanic's liens; (iii) the failure to commence within thirty (30) days after written notice of failure to perform, and diligently pursue the performance of, any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant;
(iv) if Tenant or any guarantor shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against them, in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property or make an assignment for the benefit of creditors; or (v) if Tenant's interest in this Lease shall be taken under any writ of execution. The foregoing conditions of default shall be limited to the extent required by any state or federal laws affecting this Lease and Landlord's rights against Tenant, including the United States bankruptcy laws. To the extent permitted by law, all payments are due on the due dates set forth in the Lease, and there shall be no grace period for the due date of the rent other than the above 15 day period after notice from Landlord.

     13.02 In the event of default, then Landlord, besides other rights or remedies Landlord may have, shall have the right to terminate this Lease and proceed under any law entitling Landlord to recover possession of the Leased Premises, and to the extent permitted by law, shall be entitled the right of immediate reentry and to eject Tenant from the Project, without resort to court proceedings. Upon such default, to the extent permitted by law, Tenant's property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant. Tenant acknowledges that this Lease is a commercial Lease, and to the extent permitted by law, Tenant waives the requirement of a statutory notice to quit possession prior to commencement of summary process proceedings.

     13.03 Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or Landlord may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the terms of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in Landlord's discretion may deem advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney's fees, and the present value of the lost rent resulting from the failure of Landlord or Tenant to obtain another Tenant for the Leased Premises for any period of time after Tenant's default, and/or resulting from the fact that the reasonable rental value of the Lease Premises at the time of Tenant's default is less than the value of the remaining rental payments due under this Lease.

     13.04 In case Landlord shall retain an attorney to enforce the provisions of this Lease or if suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord all expenses incurred therefor, including a reasonable attorney's fee.

                                 ARTICLE XIV

                               Security Deposit

                    (this article is intentionally omitted)



                                  ARTICLE XV

                     Limitation of Liability of Landlord


     15.01 In the event of any alleged default of Landlord, Tenant agrees that Tenant shall not seek to secure any claim for damages or indemnification by any attachment, garnishment or other security proceeding against any property of the Landlord other than the Project or property related thereto, and in the event Tenant obtains any judgment against Landlord by virtue of an alleged default by Landlord under this Lease, Tenant agrees that Tenant will not look to any property of Landlord other than the Project for satisfaction of such judgment.

     15.02 Unless caused by the gross negligence or wilful misconduct of Landlord, Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, or for the loss of or damage to any property of Tenant or of others by theft or otherwise. Unless caused by the gross negligence or wilful misconduct of Landlord, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Project, by occupants of adjacent property to the Project, by other members of the public, or caused by operation or construction of any other private or public work. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only.

     15.03 Upon any transfer of Landlord's interest in the Project, the then transferor Landlord shall be relieved of any and all liability to Tenant under this Lease, except for claims of Tenant against Landlord arising out of events occurring prior to such transfer.

                                  ARTICLE XVI

                                Quiet Enjoyment

     16.01 Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption, subject, nevertheless to the terms and conditions of this Lease.


                                 ARTICLE XVII

                            Miscellaneous Covenants

     17.01 The Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or claim of injury or damage. In any dispute between the parties relating to the tenancy hereby created, the exclusive forum for any such legal action shall be the state or federal courthouse in Connecticut nearest the Leased Premises and having jurisdiction and venue over the matter. Connecticut law shall apply to all state law matters arising under this Lease.

     17.02 The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

     17.03 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     17.04 This Lease and the Exhibits, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties other than those herein set forth. No subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged.

     17.05 If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     17.06 If the Commencement Date is not a date certain, the Commencement Date shall in no event be later than a time which would not violate any applicable rule against perpetuities, determined as if all relevant lives in being ceased as of the date of execution of this Lease.

     17.07 In the event that Landlord shall be delayed in, hindered in, or prevented from, the performance of any act required hereunder by reason of Force Majeure, which shall mean strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Landlord and despite his good faith efforts to avoid such Force Majeure, then performance of such act shall be excused for the period of the delay.

     17.08 Tenant agrees that the Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Leased Premises at all reasonable hours, upon reasonable notice, consistent with Tenant's security requirements, (without notice in the case of an emergency) for the purpose of examining the Leased Premises, or making such repairs or alterations therein as may be necessary for the safety and preservation of the Project. In the course of any such entry, Landlord will cause the least amount of disruption to Tenant's business and operations as is reasonably possible.

     17.09 Tenant agrees to permit the Landlord or Landlord's agents to show the Leased Premises to persons wishing to hire or purchase the same upon reasonable notice to Tenant and at reasonable hours.

     17.10 Tenant shall not encumber or obstruct the General Common area in the Project, nor allow the same to be obstructed or encumbered in any manner. Landlord shall not obstruct the entrance to the Leased Premises and shall not unreasonably interfere with Tenant's use of the General Common Area.

     17.11 The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant.

     17.12 Neither party shall record this Lease, but the parties hereto agree to execute a Notice of Lease drawn in accordance with the Connecticut statutes, and the parties agree to execute in recordable form an agreement establishing the specific commencement date of this Lease when the same is ascertainable.

     17.13 If there shall be one or more tenants or one or more landlords, each tenant and landlord shall be jointly and severally liable for all of the covenants and obligations of the Tenant and Landlord hereunder, as the case may be, except as express provision may be elsewhere made to the contrary.

     17.14 The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant, or to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     17.15 The headings, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

                                 ARTICLE XVIII

                          Surrender and Holding Over

     18.01 At the expiration of the tenancy hereby created, whether by lapse of time or otherwise, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear and insured casualty excepted, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent, and Tenant shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures and/or, at the option of the Landlord, any alteration or improvements installed by Tenant, before surrendering the premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Tenant fails to remove such trade fixtures and restore the Leased Premises, then upon the expiration or sooner termination of this Lease, and upon the Tenant's removal from the premises, all such alterations, decorations, additions and improvements shall become the property of the Landlord.

     18.02 Holding over with the written consent of Landlord shall be at the Basic Minimum Annual Rent and the Additional Rent specified herein and shall otherwise be on all terms and conditions set forth herein, except for the term, which shall be month to month, and without any right of first refusal or options to extend the term, lease other space and/or purchase property. It is acknowledged that the damages which Landlord may suffer on account of an unconsented to holding over may be difficult to determine, as they may include lost marketing opportunities with respect to Landlord's ability to obtain a replacement tenant in a timely manner and other elements of damage that may be difficult to quantify. Accordingly, should Tenant withhold possession of the premises from Landlord after termination of the within Lease, whether by lapse of time, by termination by either party as provided herein, or in any other manner, and except in the case where the Landlord has given written consent to holding over, the damages to Landlord on account of Tenant's failure to vacate on time, plus the use and occupancy for the Leased Premises, are hereby liquidated at a monthly sum equal to any installment Additional Rent in effect as of the end of the Term (any utility charges and Tenant's Pro Rata Share of the Basic Operating Expense, for example) plus one and one-half times the monthly installment of Basic Minimum Annual Rent which would have been in effect for the month immediately prior to the end of the Term of the Lease had the Lease run the full course of the Initial Term and any option to extend that may have been exercised prior to the unconsented to holding over. Tenant shall also be responsible for any other item of Additional Rent which would be owed had the Lease remained in effect (attorney's fees and damage to Landlord's property, for example).

                                  ARTICLE XIX

              Construction of Building, Site and Leased Premises

     19.01 The Building and site shall be constructed and improved by Landlord in accordance with the site plans and elevational plans entitled "Enterprise III Building, Enterprise Drive, Shelton, CT, dated October 25, 1996, prepared for R.D. Scinto, Inc. by Kasper Group, Inc., Sheet SP-1 and Sheets A-1 through A-5", and the exterior siding and windows for the Building shall be similar to that of the neighboring Two Enterprise Drive building (the foregoing Building construction and site improvement work herein referred to as the "General Construction Work").

     19.02 The interior Leased Premises shall be constructed by Landlord in accordance with the Leased Premises Construction Plans (the foregoing Leased Premises construction work herein referred to as the "Leased Premises Construction Work"). It is acknowledged that as of the date of this Lease, the Leased Premises Construction Plans have not been completed. Upon execution of this Lease, Tenant shall cooperate with Landlord in developing the Leased Premises Construction Plans, such that the same may be finalized within 30 days after the execution of this Lease. Landlord will provide Tenant with the free of charge use of Landlord's architectural department for the development of the Leased Premises Construction Plans, and Tenant agrees to provide prompt turn-around time in making any decisions required of Tenant for the finalization of the Leased Premises Construction Plans by the above date. The Leased Premises Construction Plans shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Notwithstanding anything in this Lease to the contrary, if Landlord shall be delayed in completing work which is Landlord's responsibility or if Landlord shall be otherwise delayed in obtaining a certificate of occupancy for the Leased Premises, and if such delay is caused by the failure of Tenant to develop the Leased Premises Construction Plans promptly, in the manner provided above, the failure of Tenant to provide reasonable turn around time on architectural decisions to be made by Tenant, or the failure of Tenant to provide items to the Leased Premises on time which are Tenant's responsibility, then the Commencement Date shall be the date on which the Leased Premises would have been ready but for the delay due to Tenant.

     19.03 Upon execution of this Lease, Landlord diligently proceed to complete the General Construction Work and Leased Premises Construction Work on a timetable reasonably calculated to achieve a Commencement Date of October 1, 1997. All construction work carried out by Landlord shall be carried out in a workmanlike manner in compliance with all laws and shall be warranted by Landlord for a period of one year from the completion date and any further period to the extent of coverage under any manufacturer's warranties.

     19.04 The Commencement Date is the date upon which all of the following conditions have been met or such earlier date upon which Tenant has moved into and begun conducting its business from the Leased Premises: (a) substantial completion of the Leased Premises Construction Work; (b) substantial completion of those portions of the Project necessary for Tenant's use and enjoyment of the Leased Premises, including, without limitation, the Common Area of the Building serving the Leased Premises, and the drives, parking areas and walkways sufficient to provide Tenant with parking for and access to the Leased Premises; and (c) issuance of a certificate of occupancy by the City of Shelton for the Leased Premises. Substantial completion of the Leased Premises Construction Work shall mean that the work has been completed with the possible exception of punch list items, whose absence does not materially affect Tenant's ability to conduct its business in the Leased Premises. Landlord shall tender possession of the Leased Premises to Tenant upon the Commencement Date, clean and free of all construction debris and personal property other than that belonging to Tenant, and shall promptly and diligently pursue the completion of any punch list items.

     19.05 The General Construction Work shall be carried out by Landlord at Landlord's sole cost and expense. All of the Leased Premises Construction Work as is consistent with "Building Standard Work" shall be carried out by Landlord at Landlord's sole cost and expense. If the Leased Premises Construction Plans call for Landlord to perform any work in excess of Building Standard Work ("Extra Leased Premises Construction Work"), Tenant be responsible to pay for the cost of any Extra Leased Premises Construction Work in installments, as Landlord's Overall Construction Work progresses, 1/3 upon delivery of an estimate therefore by Landlord, 1/3 upon substantial completion of the sheetrock, and 1/3 upon substantial completion of the work. Each progress payment is due within 15 days after presentment of an invoice therefor from Landlord. Notwithstanding the foregoing, Landlord shall perform and bear the cost of the following, at Landlord's sole cost and expense, without any extra charge to Tenant: (a) installation in the walls and ceilings of the Leased Premises computer network wiring for Tenant's computer system and for Tenant's telephone system (the hookup of Tenant's computers and telephones to the computer and telephone wire outlets to be Tenant's responsibility); (b) removal from 8 Progress Drive of Tenant's telephone switching equipment and reinstallation of it in the Leased Premises; (c) the reasonable cost of moving Tenant's personal property form its 8

Progress Drive premises to the Leased Premises. "Building Standard Work" is defined in paragraph 19.07; and (d) providing sufficient power to the Leased Premises for the operation of Tenant's business in the same character as it is operated at B Progress Drive, Shelton as of the date of this Lease. The cost for Extra Leased Premises Construction Work is the cost incurred by Landlord for any item in excess of the cost of the item of Building Standard Work that it replaces and the full cost incurred by Landlord for any item that is in addition to and not in replacement of an item of Building Standard Work.

     19.06 Landlord will, subject to all the covenants, agreements, terms, provisions and conditions of this Lease give access to the Leased Premises to decorators and other contractors employed by Tenant for the purpose of making improvements therein, when so long as, in Landlord's reasonable judgment, the work to be done in the Leased Premises by Landlord as provided herein shall have been completed to such an extent that the making of such improvements will not interfere with or delay Landlord's performance of the remaining portion of its work; it being understood that Tenant shall not be deemed to have entered into occupancy of the Leased Premises by reason of the presence in the Leased Premises of any decorator or other contractor. If at any time such entry shall cause disharmony, delay or interference with Landlord's performance of the remaining portion of the work, this license may be withdrawn by Landlord immediately upon written notice to Tenant.

     19.07 "Building Standard Work" is defined as the following:

          (a) Partitions of at least 5/8" sheetrock to hung ceiling, mounted on steel or wood studs, to provide for the reasonable subdivision of the Leased Premises at a rate not exceeding six straight lineal feet of such partitioning per 100 square feet of rentable floor area or fraction thereof. Sheetrock walls and/or windows shall be provided to all Leased Premises boundary walls, and on walls separating other space in the building, shall run to structure above ceiling;

          (b) Doors at least 7'-0" high 3'-0" wide of wood construction, with metal frames, including latch sets and doorstops, at the rate of not more than one door per 500 square feet of rentable floor area or fraction thereof and, in the case of the entrance door to the Leased Premises, one lock set and door closer;

          (c) Flooring: commercial grade carpeting throughout the Leased Premises, consisting of 100% nylon static control, 30 ounce, cut pile, 10 year guaranty, Patcraft brand, or equal. Tenant may select rooms in which anti-static vinyl composition tile may be installed in lieu of carpet;

          (d) Painting of all wall surfaces, doors and trim, included in Building Standard Work, with not more than one color in each room, with two or three coats as necessary. The colors shall be selected by Tenant from a spectrum of colors supplied by Landlord;

          (e) Electrical distribution system sufficient to provide for a lighting load of 2 watts per square foot of useable floor area, or fraction thereof, plus an additional electrical load of 2 watts per square foot of useable floor area or fraction thereof for electrical receptacles, at the rate of not more than one duplex receptacle for each 125 square feet of rentable floor area or fraction thereof. Lighting fixtures of not more than one building standard fixture (a four 40-watt tube fixture, measuring two feet by four feet) per 125 square feet of useable floor area or fraction thereof. Light switches provided as per applicable building code. The lighting shall also be "energy efficient lighting", as per United Illuminating specifications;

          (f) Ceiling of 2 foot by 4 foot lay-in suspended acoustical tile with medium mineral fissured texture; and

          (g) Heating, Ventilating and Air Conditioning systems in general shall consist of gas heating and electrical cooling. Building standard HVAC shall allow the following conditions to be maintained: in the cooling season, interior conditions of not more than 78 degrees F. Dry Bulb, and 50% relative humidity when the outside temperature is no more than 90 degrees F. Dry Bulb, and 77 degrees F. Wet Bulb; and in the heating season, not less than 68 degrees F. Dry Bulb, when the outside temperature is not less than 0 degrees F. Dry Bulb. Maintenance of these conditions is contingent on the sources of heat within the Leased Premises not exceeding one person per 100 square feet of useable floor area, or fraction thereof, and four watts of electrical consumption for all purposes, including lighting and power, per square foot of useable floor area, or fraction thereof. If and to the extent that the sources of heat in the Leased Premises exceed the aforesaid design criteria, any additional cost incurred by the Landlord in furnishing and operating equipment capable of meeting the heating or air conditioning performance criteria set forth above shall be reimbursed to Landlord by Tenant.

     19.08 In the event Landlord shall be delayed in obtaining delivery of any item specially ordered for Tenant's Leased Premises in accordance with Tenant's finish plans and if such delay shall cause a delay in Landlord's obtaining a certificate of occupancy, the Commencement Date shall be the date on which Landlord would have been able to obtain a certificate of occupancy but for the delay in obtaining the specially ordered item. Landlord shall use best efforts to obtain prompt delivery of all items required for completion of the Leased Premises in time to complete the Leased Premises on time. In the event, however, that Landlord shall foresee difficulty in obtaining timely delivery of any such specially ordered item referred to above, Landlord shall notify Tenant of this condition, and Tenant shall have the option of obtaining delivery of said item through Tenant's own source or replacing the item for which timely delivery is not obtainable with an item with an earlier delivery date.


                                  ARTICLE XX

                   Rights Of Refusal To Leasing In Building

     20.01 Notice of Bona Fide Offer and Exercise of Refusal Right by Tenant.
           -----------------------------------------------------------------
Tenant shall have a right of refusal to the leasing of space in the Building to other tenants, in accordance with the provisions of this Article (the "Refusal Right to Leasing"). Landlord shall give Tenant a "Notice of Bona Fide Offer" prior to the initial renting of any space in the Building to another Tenant. The "Notice of Bona Fide Offer" shall be a Notice to Tenant which sets forth the terms and conditions of an offer that Landlord has received to rent space to another party, which terms and conditions are acceptable to Landlord. Tenant may only exercise Tenant's Refusal Right to Leasing by giving Landlord Notice of exercise within 10 business days after Landlord's Notice of Bona Fide Offer to Tenant, which Notice of exercise must unequivocally and unconditionally state: that Tenant is exercising the Refusal Right to Leasing: and whether Tenant is electing the "Bona Fide Offer Option" or the "Existing Rent Option" (defined below). If Landlord's Notice of Bona Fide Offer to Tenant is in the form of a proposed formal lease and if Tenant seeks to exercise the Refusal Right to Leasing with election of the Bona Fide Offer Option, then the exercise shall only be valid if the Notice of exercise is accomplished by return of the lease, duly executed by Tenant. Tenant's Refusal Right shall not apply, and Landlord shall not be obligated to give any Notice of Bona Fide Offer: for any rental to a tenant after the first renting of any space; and, for any rental to another tenant on terms not less favorable to Landlord than those contained in any Notice of Bona Fide Offer in response to which Tenant did not duly exercise Tenant's

Refusal Right to Leases. If, in the course of the initial rent-up of said space, Landlord desires to rent said space on business terms less favorable to Landlord than those contained in Landlord's original Notice of Bona Fide Offer to Tenant, the above process shall be repeated. Notwithstanding anything in this Article to the contrary, Tenant's Refusal Right to Leases shall not be valid unless given in strict compliance with the requirements of this Article and shall no longer be in effect if Tenant has been in default of this Lease beyond any applicable notice and grace period.

     20.02  Bona Fide Offer Option. Tenant's election of the "Bona Fide Offer
            ----------------------
Option" means that Tenant has elected to accept the same lease terms as are contained in Landlord's Notice of bona fide offer and enter into a lease with Landlord on said terms, which may contain a different rent, length of term and other provisions than those contained in the within Lease. If Landlord's Notice of bona fide offer to Tenant is not in the form of a proposed formal lease, then Landlord may deliver a proposed formal lease to Tenant, embodying the business terms contained in the Notice of bona offer, and, in order to keep Tenant's exercise of the Right of Refusal to Leasing in effect, Tenant must, within 10 business days after Tenant's delivery of the proposed lease, return the lease, duly executed by Tenant.

     20.03  Existing Rent Option. Tenant's election of the "Existing Rent
            --------------------
Option" means that Tenant has elected to add the entire space that was subject to Landlord's Notice of Bona Fide Offer in manner provided for the "Existing Rent Option" in Article XXI. Accordingly, the space would be added at the same rental and with all other terms and provisions as are provided in Article XXI.


                                  ARTICLE XXI

                           Tenant's Expansion Right

     21.01  Existence Of Tenant's Expansion Right. Tenant shall have a right of
            -------------------------------------
expansion into other space in the Building in accordance with the provisions of this Article (the "Expansion Right"). Tenant may exercise Tenant's Expansion Right for any space only by giving Landlord Notice of exercise for said space: prior to the time the space has been the subject of any Notice of Bona Fide Offer (as defined in paragraph 20.01); or in response to a Notice of Bona Fide Offer for the space (as defined in paragraph 20.01); or in response to a Notice of Availability for the space. A "Notice of Availability" is a Notice from Landlord to Tenant which; must designate the space to which it applies; must state the Basic Minimum Annual Rent and length of term desired to be offered for the space by Landlord; may state any maximum level of fit-out at no additional charge to tenant and any other business term desired to be offered for the space by Landlord; and may not be given earlier than 9 months prior to the date Landlord has bona fide reason to believe will be the date said space will become vacant, after having been rented to another tenant. Landlord shall not be obligated to give any Notice of Availability for any space in the Building prior to its initial rental. For the leasing of any space in the Building to a tenant other than Tenant, subsequent to the initial leasing of the space and with a commencement date prior to the last year of the Term of this Lease, as long as this Article XXI Expansion Right is in effect, Landlord shall only be able to rent such space to such other tenant if Landlord has given Tenant a Notice of Availability for such space, in which event, Tenant may shall have the right to Exercise Tenant's Expansion Right for such space pursuant to this Article before the space is rented to such other tenant, and provided further that the rental to the other tenant is on terms not less favorable to Landlord than those contained in Landlord's Notice of Availability to Tenant for the space. Notwithstanding anything in this Article to the contrary, Tenant's Expansion Right shall not be valid unless given in strict compliance with the requirements of this Article and shall no longer be in effect if Tenant has been in default of this Lease beyond any applicable notice and grace period. Tenant's Notice of exercise must comply with the following requirements:

          (a) If the exercise is being made in response to a Notice of Bona Fide Offer, the Notice of exercise shall be deemed to be for all of the space which is the subject of the Notice of Bona Fide Offer and must:

          (i) be given within 10 business days after Landlord's Notice of Bona Fide Offer; and

          (ii) state that the exercise is being made for the "Existing Rent Option" or "Bona Fide Offer Option"; or

          (b) if the exercise is being made in response to a Notice of Availability, the Notice of exercise must:

          (i) be given within 10 business days after Landlord's Notice of Availability;

          (ii) state whether the exercise is being made for the "Existing Rent Option" or the "Availability Terms Option";

          (iii) designate the portion of the space referenced in the Notice of Availability to which Tenant is making the exercise; or

          (c) If the exercise is being made prior to a Notice of Bona Fide Offer for the space, the Notice of exercise shall be deemed to be for the "Existing Rent Option" and must:

          (i) be given within prior to the giving of any Notice of Bona Fide Offer for the space; and

          (ii) designate the portion of the space for which Tenant is making the exercise.

     21.02  Finalization of Size and Configuration of Exercised Expansion Space.
            -------------------------------------------------------------------
If Tenant's exercise is pursuant to subparagraphs 21.01 (b) or (c) (in response to a Notice of Availability or prior to a Notice of Bona Fide Offer on initial rent-up) and Tenant has elected to take less than all of the Expansion Space then available to Tenant, Landlord shall have the right to adjust the size and perimeter configuration of the space designated by Tenant, but only to the least degree reasonably determined by Landlord such that the space not taken or rented by Tenant constitutes a commercially reasonably rentable configuration, with no material adverse impairment on account of the manner in which it has been separated from the space to be rented to Tenant.

     21.03  Effect of Type of Exercise. As set forth in paragraph 21.01,
            --------------------------
Tenant's exercise may have been for any one of the following options: the "Bona Fide Offer Option"; the "Existing Rent Option" or the "Availability Terms Option". The effect of each of these options is described as follows:

          (a) The Bona Fide Offer Option means that Tenant has elected to accept the terms set forth in Landlord's Notice of Bona Fide Offer to Tenant, as provided in Article XX, in which event, the provisions of
     Article XX shall control with respect to Tenant's leasing of the space.

          (b) The "Existing Rent Option" means, with respect to the space to which Tenant's exercise applies: that Landlord shall provide Tenant with "Expansion Space Construction Work" in accordance with the provisions of paragraph 21.04; the

     Commencement Date for such space shall be the date the Commencement Date would have been for such space had it been a part of the original Leased Premises and the Commencement Date had been determined in accordance with paragraph 19.04 and 19.02; and, upon the Commencement Date for the Expansion Space:

          (i) the Leased Premises shall be increased by addition of the Expansion Space;

          (ii) the Basic Minimum Annual Rent shall be increased by the Tenant's Net Rentable Area for the Expansion Space multiplied by the per square foot rental rate in effect as of the Commencement Date for the Expansion Space;

          (iii) the Initial Term of the Lease shall be extended to expire at the end 120th full calendar month from and after the Commencement Date for the Expansion Space;

          (iv) Tenant's Net Rentable Area and Tenant's Pro Rata Share shall be adjusted for addition of the Tenant's Net Rentable Area of the Expansion Space; and

          (v) any other item based upon the Tenant's Net Rentable Area or Tenant's Pro Rata Share shall be adjusted accordingly.

          (b) The "Availability Terms Option" means that Tenant has agreed to rent the Expansion Space to which Tenant's exercise applies on the same business terms contained in Landlord's Notice of Availability on the same legal terms as contained in this Lease (which, for example, would not include the Article XX or XXI rights, unless contained in Landlord's Notice of Availability), and with the further provision that any default by Tenant on any lease with Landlord shall constitute a default by Tenant on any other lease with Landlord. At any time after election of the Availability Terms Option, Landlord may deliver a proposed formal lease to Tenant embodying the business and legal terms to apply to the leasing. Tenant must, within 10 business days after Landlord's delivery to Tenant of such Lease, return the lease, duly executed by Tenant, otherwise Tenant shall have no further rights under Article XXI or XX.

     21.04  Fit-Out Work To Be Performed By Landlord For Expansion Space. If
            ------------------------------------------------------------
Tenant has elected the Existing Rent Option, then Tenant shall cooperate with Landlord in developing construction plans for the Expansion Space (the "Expansion Space Construction Plans"), such that the same may be finalized within two weeks after finalization of the perimeter configuration of the space for which Tenant has exercised the Expansion Right. Landlord will provide Tenant with the free of charge use of Landlord's architectural department for the development of the Expansion Space Construction Plans, and Tenant agrees to provide prompt turn-around time in making any decisions required of Tenant for the finalization of the Expansion Space Construction Plans by the above date. The Expansion Space Construction Plans shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Landlord shall carry out the construction work for Expansion Space (the "Expansion Space Construction Work") in the same manner as is provided for the Leased Premises Construction Work in Article XIX. All of the Expansion Space Construction Work as is consistent with "Building Standard Work" in Article XIX shall be carried out by Landlord at Landlord's sole cost and expense. If the Expansion Space Construction Plans call for Landlord to perform any work in excess of Building Standard Work ("Extra Expansion Space Construction Work"), Tenant be responsible to pay for the cost of the same in the same manner as is provided for any Extra Leased Premises Construction Work in Article XIX.

     22.05  Rental Adjustment for Expansion Space Added Pursuant to Existing
            ----------------------------------------------------------------
Rent Option. If any Expansion Space is added to the Leased Premises pursuant to
-----------
the Existing Rent Option and the Commencement Date for such space occurs at any time after the fifth anniversary of the original Commencement Date of this Lease, the Basic Minimum Annual Rent for the Leased Premises shall be adjusted on the 10th anniversary of the original Commencement Date and every 5 years thereafter to an amount equal to the per square foot Basic Minimum Annual Rent in effect immediately prior to the adjustment, increased by the percentage increase in the CPI over the five year period ending three months immediately prior to the adjustment date. The "CPI" is defined in paragraph 4.03.

     This agreement shall inure for the benefit and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns, except where provided to the contrary by express provisions contained herein.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


                                            TranSwitch Corporation

                                            by /s/ Michael McCoy
                                               ----------------------------


                                            Three Enterprise Drive - Shelton LLC

                                            by /s/ Robert D. Scinto
                                               ----------------------------
                                               Robert D. Scinto, a member

State of _______________________

                                   ss City/Town of __________________________

County of _______________________


          Personally appeared _________________ , signer and sealer of the foregoing instrument, who acknowledged himself to be the ________________ of TranSwitch Corporation and the execution to be his or her free act and deed and the duly authorized free act and deed of TranSwitch Corporation, before me, this ________ day of _________________ 1996.


                                             ________________________________
                                             Commissioner of the Superior
                                             Court/Notary Public


State of Connecticut

                                   ss City/Town of Shelton


County of Fairfield


     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged himself to be a member of Three Enterprise Drive - Shelton LLC and the execution to be his or her free act and deed and the duly authorized free act and deed of Three Enterprise Drive - Shelton LLC, before me, this 2nd day of December 1996.



                                      /s/ Eleanor M. Choate
                                      -------------------------------
                                      Notary Public


                                      Eleanor M. Choate
                                      Notary Public
                                      My Commission Expires July 31, 1998

                              EXHIBIT A. Sheet 1

TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut


first floor


Leased Premises

                              EXHIBIT A, Sheet 2

TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut

second floor


Leased Premises



                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B

     All that certain piece or parcel of land, together with the buildings and improvements thereon, situated in Shelton, Connecticut and shown and described as Lot No. 5 on a certain map entitled, "Section Three Subdivision Plan of property on Bridgeport Avenue (Old Route 8) & Commerce Drive, Shelton, Connecticut", prepared for Robert D. Scinto by J & D Kasper & Associates December 6, 1984 and on file in the Shelton Land Records as Map No. 2252.

     Said property is also known as Three Enterprise Drive.

                                   EXHIBIT C

                             Rules and Regulations

As of the execution of the Lease, the rules and regulations are as follows:

1. The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises and the Project shall be subject to such rules and regulations as in the reasonable judgment of the Landlord are necessary for the proper operation of the Leased Premises and Project and shall not unreasonably interfere with other tenant's use of the Project.

2. All garbage and refuse shall be kept in the kind of container specified and shall be placed outside of the Leased Premises, prepared for collection at the location, in the manner and at the times specified by Landlord.

3. No aerial shall be erected on the roof or exterior wall of the Leased Premises or in any other area of the Project exterior to the Leased Premises without, in each instance, the prior Consent of the Landlord, which may be withheld in Landlord's absolute discretion, unless the party installing the aerial shall be entitled to the same under such party's lease. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

4. No electronic interference shall emanate from the Leased Premises which shall interfere with any reception or emission of any other person's telephone signal, television signal, radio signal, data signal or electricity.

5. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of the Landlord.

6. To the extent that Tenant has thermostatic control of the temperature in the Leased Premises, Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

7. The plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, other than objects made for disposal in such plumbing facilities. The reasonable expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who, or whose employees, agents or invitees have, caused such damage.

8. Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or Project.

9. Tenant and Tenant's employees and agents shall not solicit business in the Parking areas or other General Common Area, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or other General Common Area.